Exhibit C

                             CSW International, Inc.
                           Consolidated Balance Sheet
                                 June 30, 2000
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
       Electric distribution plant                                  $ 1,469,426
       General plant                                                    358,725
                                                                     ----------
             Total Electric Plant                                     1,828,151
       Less - Accumulated depreciation                                 (680,203)
                                                                     ----------
             Total Fixed Assets                                       1,147,948

Current Assets
       Cash and cash equivalents                                        130,919
       Short-term investments                                            12,632
       Accounts receivable                                              100,898
       Notes receivable                                                  56,483
       Inventories                                                       15,950
       Other current assets                                              53,098
                                                                     ----------
             Total Current Assets                                       369,980

Other Assets
       Goodwill                                                       1,227,198
       Prepaid benefit costs                                             54,508
       Notes receivable                                                  28,697
       Equity investments and other                                     271,227
                                                                     ----------
             Total Other Assets                                       1,581,630

             Total Assets                                           $ 3,099,558
                                                                    ===========

CAPITALIZATION AND LIABILITIES
Capitalization
       Common stock                                                         $ 1
       Paid-in capital                                                  829,000
       Retained earnings                                                298,586
       Foreign currency translation and other                           (59,395)
                                                                    ------------
                                                                      1,068,192

       Long-term debt                                                 1,118,534

Current Liabilities
       Accounts payable                                                 103,827
       Advances from affiliates                                         182,123
       Accrued interest payable                                          41,039
       Loan notes                                                        20,706
       Accrued taxes payable                                             89,309
       Customer prepayments                                              28,403
       Other                                                            153,714
                                                                    ------------
                                                                        619,121
Deferred Credits
       Deferred tax liability                                           267,915
       Other                                                             25,796
                                                                    ------------
             Total Deferred Credits                                     293,711

                                                                    ------------
             Total Capitalization and Liabilities                   $ 3,099,558
                                                                    ============